UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
         Date of report (Date of earliest event reported): May 16, 2006

                           Genelabs Technologies, Inc.
             (Exact Name of Registrant as Specified in its Charter)

          California                   0-19222                  94-3010150
------------------------------- ----------------------   ----------------------
 (State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)               File Number)         Identification No.)

      505 Penobscot Drive, Redwood City, California               94063
--------------------------------------------------------   -------------------
      (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (650) 369-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

         On May 16, 2006, Genelabs Technologies, Inc. ("Genelabs" or the "Company") received a staff determination letter from The Nasdaq Stock Market, Inc. ("Nasdaq") stating that the Company's common stock is subject to delisting from the Nasdaq Capital Market because the Company does not meet Nasdaq Marketplace Rule 4310(c)(2)(B). The rule requires the Company to have a minimum of $2,500,000 in shareholder's equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. Genelabs has the right to appeal the Nasdaq staff determination to a Nasdaq Listings Qualification Panel ("Panel") and intends to timely request a hearing. The request for a hearing will automatically stay the delisting of Genelabs' common stock until the Panel reaches a decision.

         A copy of the related press release is furnished as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number        Description
--------------        -----------

99.1 Press Release of Registrant, dated May 22, 2006, entitled "Genelabs Plans to Appeal Staff Determination Letter from Nasdaq Regarding its Listing on the Nasdaq Capital Market"

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Genelabs Technologies, Inc.

Date: May 22, 2006                          By:    /s/ Matthew M. Loar
                                                   ---------------------------
                                            Name:  Matthew M. Loar
                                            Title: Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number           Description
--------------           -----------

99.1                     Press Release of Registrant, dated May 22, 2006.